Exhibit 10.36

Amendment No. 2 to the
Roadhouse Holding Inc.
Amended and Restated Stock Incentive Plan
THIS AMENDMENT NO. 2 to the Roadhouse Holding Inc. Amended and Restated Stock Incentive Plan (the “Plan”) is effective as of June 12, 2015.
1.Section 5.1 of the Plan is hereby amended and restated as follows (change is in bold):
“5.1    Number. Subject to the provisions of Section 5.3, the number of Shares subject to Options under the Plan may not exceed 1,000,000 Shares1, all of which may be subject to grants of Incentive Stock Options. The Shares to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares not reserved for any other purpose.
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In all other respects, the form, terms and provisions of the Plan remain unchanged and in full force and effect.

1    The Plan currently authorizes the delivery of 640,000 Shares. Pursuant to Amendment No. 2 to the Plan, effective June 12, 2015, the number of Shares authorized for delivery was increased by 360,000 Shares, to 1,000,000 Shares.